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                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  X

                            WILMINGTON TRUST COMPANY
              (Exact name of trustee as specified in its charter)

       Delaware                                     51-0055023
(State of incorporation)                (I.R.S. employer identification no.)

                              Rodney Square North
                            1100 North Market Street
                          Wilmington, Delaware  19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                          Wilmington, Delaware  19890
                                 (302) 651-8516

           (Name, address and telephone number of agent for service)


                       SMITH'S FOOD & DRUG CENTERS, INC.


              (Exact name of obligor as specified in its charter)

             Delaware                                   87-0258
      (State of incorporation)            (I.R.S. employer identification no.)

       1550 South Redwood Road
         Salt Lake City, Utah                            84104
(Address of principal executive offices)              (Zip Code)


                           Pass Through Certificates
                      (Title of the indenture securities)
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ITEM 1.              GENERAL INFORMATION.

                     Furnish the following information as to the trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.

                     Federal Deposit Insurance Co.    State Bank Commissioner
                     Five Penn Center                 Dover, Delaware
                     Suite #2901
                     Philadelphia, PA

              (b) Whether it is authorized to exercise corporate trust powers.

                     The trustee is authorized to exercise corporate trust
              powers.

ITEM 2.       AFFILIATIONS WITH THE OBLIGOR.

                   If the obligor is an affiliate of the trustee, describe each affiliation:

                   Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.       LIST OF EXHIBITS.

                   List below all exhibits filed as part of this Statement of
              Eligibility and Qualification.

              A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarkets General Holdings Corporation.
              B. By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarket Generals Holdings Corporation.
              C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
              D. Copy of most recent Report of Condition of Wilmington Trust Company.

              Pursuant to the requirements of the Trust Indenture
Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 21st day of January, 1994.

                                     WILMINGTON TRUST COMPANY

[SEAL]
                                     By:  /s/ Norma P. Closs
                                        --------------------
Attest: /s/ Carolyn C. Daniels          Name:   Norma P. Closs
       -----------------------          Title:  Vice President
       Assistant Secretary

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                                                          EXHIBIT C




                             SECTION 321(b) CONSENT


        Pursuant to Section 321(b) of the Trust Indenture Act of 1939, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange Commission upon requests therefor.



                                  WILMINGTON TRUST COMPANY


Dated: January 21, 1994           By:  /s/Norma P. Closs
                                     ---------------------
                                     Name: Norma P. Closs
                                     Title: Vice President